EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Brillian Corporation on Form S-8 of our reports dated May 9, 2003 and August 11, 2003, appearing in the Registration Statement on Form 10 of Brillian Corporation.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona August 29, 2003